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Exhibit 31.3

CERTIFICATION OF INTERIM CHIEF EXECUTIVE OFFICER PURSUANT
TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas B. King, Interim Chief Executive Officer, certify that:

  1.
  I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of VIVUS, Inc. for the year ended December 31, 2017; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2018

By:	/s/ THOMAS B. KING
	Name:	Thomas B. King
	Title:	Interim Chief Executive Officer

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  Exhibit 31.3
CERTIFICATION OF INTERIM CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002